UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


              -----------------------------------------------------

                                    FORM 8-K
              -----------------------------------------------------



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 10, 2004


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



           MARYLAND                       1-13589                36-4173047
   (State or other jurisdiction  of   (Commission File         (I.R.S. Employer
  incorporation or organization)          Number)            Identification No.)


    77 West Wacker Drive, Suite 3900, Chicago, Illinois                60601
    -------------------------------------------------------------------------
         (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.


On November 10, 2004, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), completed the sale of five industrial properties and a suburban office building containing, in the aggregate, 360,625 square feet to CenterPoint Properties Trust ("CenterPoint"). The gross sale price of the assets was $26.4 million, which was paid with a combination of cash and the assumption by CenterPoint of $14.5 million of property level debt.

The transaction is the second of two closings, completing the previously announced sale of substantially all of the Company's industrial properties to CenterPoint. The Company filed a Form 8-K on August 6, 2004 describing the overall transaction in detail which description is incorporated herein by reference. The Company filed a Form 8-K on October 8, 2004, describing the first of the two closings which description is incorporated herein by reference. In addition, the Company issued a press release on November 11, 2004 relating to this transaction. A copy of the press release, which is hereby incorporated by reference into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

      (c)  Exhibits:

             Exhibit
               No.           Description
               ---           -----------
               99.1          Press  Release of Prime Group  Realty  Trust dated
                             November 12, 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PRIME GROUP REALTY TRUST


Dated: November 12, 2004           By:   /s/  Jeffrey A. Patterson
                                         -------------------------

                                         Jeffrey A. Patterson
                                         President and Chief Executive Officer

                                                                    EXHIBIT 99.1

 Prime Group Realty Trust Completes the Sale of its Industrial Portfolio and a
   Suburban Office Building to CenterPoint Properties Trust for $26.4 Million

      CHICAGO--Nov. 12, 2004--Prime Group Realty Trust (NYSE:PGE)(the "Company"), a Chicago-based publicly traded real estate investment trust (REIT), announced today the second of two closings that completes the previously announced (August 2, 2004) sale of substantially all of the Company's industrial properties to CenterPoint Properties Trust (NYSE:CNT). The second closing included five industrial properties comprised of 310,225 square feet in the metropolitan Chicago market and one suburban office building comprised of 50,400 square feet located in Schaumburg, IL. The gross purchase price was $26.4 million, which includes the assumption of $14.5 million of property level debt. Net proceeds were $11.4 million after payment of approximately $1.1 million of tax indemnity payments and other closing costs.

The following five industrial properties were sold:

        342 Carol Lane, Elmhurst, IL:  67,935 SF
        343 Carol Lane, Elmhurst, IL:  30,084 SF
        388 Carol Lane, Elmhurst, IL:  40,502 SF
        4300 Madison Street, Hillside, IL:  127,129 SF
        550 Kehoe Boulevard, Carol Stream, IL:  44,575 SF

The following office building was sold:

        1301 Tower Road, Schaumburg, IL

About Prime Group Realty Trust

      Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The company's portfolio currently includes 11 office properties with a total of approximately 4.6 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, joint-venture interests in three office properties totaling 2.8 million net rentable square feet, and approximately 15 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

      This press release contains certain forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words, "will be," "believes," "expects," "anticipates," "estimates," and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


    CONTACT:  Prime Group Realty Trust
              Jeffrey A. Patterson, 312-917-1300
              President and Chief Executive Officer
              or
              Richard M. FitzPatrick, 312-917-1300
              Chief Financial Officer